                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            JONES INTERCABLE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                            JONES INTERCABLE, INC.
--------------------------------------------------------------------------------
                    (Name of Person Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11*:

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

*Set forth the amount on which the filing fee is calculated and state how it was determined.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                   [LOGO OF JONES INTERCABLE APPEARS HERE]

                           9697 EAST MINERAL AVENUE
                                 P.O. BOX 3309
                        ENGLEWOOD, COLORADO 80155-3309

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 3, 1997

  The Annual Meeting of the Shareholders of Jones Intercable, Inc. (the "Company") will be held at the Company's corporate offices, 9697 East Mineral Avenue, Englewood, Colorado, on Monday, November 3, 1997, at 10:00 a.m., Mountain Time, for the following purposes:

      1. To elect Directors to serve until the next annual meeting and until their successors are duly elected and qualified.

      2. To vote on a proposal to amend the Company's 1992 Stock Option Plan to increase the number of shares of Class A Common Stock authorized under the Company's 1992 Stock Option Plan from 1,800,000 shares to 2,583,455 shares.

      3. To ratify the appointment of Arthur Andersen LLP, Certified Public Accountants, as independent auditors for the Company for the year ending December 31, 1997.

      4. To transact such other business as may properly come before the Meeting.

  Only shareholders of record at the close of business on September 15, 1997 are entitled to notice of, and to vote at, the Annual Meeting.

  It is very important that all shareholders be represented at the Annual Meeting. We urge you to sign and return the enclosed proxy as promptly as possible--whether or not you plan to attend the Annual Meeting. The proxy should be returned in the enclosed envelope. You may revoke the proxy at any time prior to its use by filing with the Company a duly executed proxy bearing a later date, by voting in person at the Annual Meeting or by giving written notice of revocation to the Secretary of the Company.

                                          By Order of the Board of Directors

                                          LOGO
                                          Elizabeth M. Steele
                                          Secretary

Dated: September 22, 1997

                   [LOGO OF JONES INTERCABLE APPEARS HERE]

                           9697 EAST MINERAL AVENUE
                                 P.O. BOX 3309
                        ENGLEWOOD, COLORADO 80155-3309

                                PROXY STATEMENT

          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 3, 1997

  Proxies in the form accompanying this statement are being solicited by the Board of Directors of Jones Intercable, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Monday, November 3, 1997, at 10:00 a.m., Mountain Time, at the Company's corporate offices, 9697 East Mineral Avenue, Englewood, Colorado, and at any adjournments thereof. A proxy may be revoked by a shareholder at any time prior to its use by filing with the Company a duly executed proxy bearing a later date, by voting in person at the Meeting, or by giving written notice of revocation to the Secretary of the Company.

  If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in the manner specified. If no specification is made on the proxy, then the shares shall be voted FOR approval of the proposals set forth in this Proxy Statement. The proxy will also be voted in connection with the transaction of such other business as may properly come before the Meeting or any adjournment thereof. Management knows of no matters, other than those set forth in this Proxy Statement, to be considered at the Meeting. If, however, any other matters properly come before the Meeting or any adjournment thereof, the persons named in the proxy will vote such proxy in accordance with their best judgment on any such matter. The persons named in the proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the Meeting from time to time.

  "Broker non-votes" are proxies with respect to shares held in record name by brokers or nominees, as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves in such a capacity. With respect to the proposals to be voted on at the Meeting, abstentions and broker non-votes will have no impact on the outcome of the voting on such proposals because a majority vote of the shares represented at the Meeting will be sufficient to determine the voting on all of the proposals.

  Officers, directors and regular employees of the Company may solicit proxies by telephone, fax or personal interview, as well as by mail. The cost of any such solicitation will be paid by the Company. Arrangements also have been made with brokerage firms and other custodians, nominees and fiduciaries who hold of record Common Stock and Class A Common Stock for the forwarding of solicitation materials to the beneficial owners thereof. The Company will request banks, brokerage houses and other institutions, which act as nominees or fiduciaries for owners of Common Stock and Class A Common Stock, to forward the solicitation materials to persons for whom they hold shares and to obtain authorization for the execution of proxies.

  As of September 15, 1997, the Company's classes of capital stock entitled to vote were its Common Stock, $.01 par value, of which 5,113,021 shares were outstanding, and its Class A Common Stock, $.01 par value, of which 35,544,523 shares were outstanding. Only shareholders of record at the close of business on September 15, 1997 (the "Record Date") will be entitled to notice of, and to vote at, the meeting.

  The approximate date on which this Proxy Statement is being sent to shareholders is September 22, 1997.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals must be received by the Company by April 15, 1998 in order to be presented at the next Annual Meeting of Shareholders.

                         SECURITY OWNERSHIP OF CERTAIN
                  BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

  The following table sets forth certain information regarding ownership of the Company's Common Stock or Class A Common Stock as of the Record Date by persons (including any group) known to the Company to be beneficial owners of more than 5% of either class of stock, the Directors of the Company, each of the executive officers named in the Executive Compensation Table and the executive officers and directors of the Company as a group. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days.

                                            AMOUNT AND NATURE
      NAME AND ADDRESS OF                     OF BENEFICIAL
      BENEFICIAL OWNER (1)   TITLE OF CLASS   OWNERSHIP (2)     PERCENT OF CLASS
      --------------------   -------------- -----------------   ----------------
      Jones International,
       Ltd.                    Common Stock      2,441,751(3)(4)          47.76
      9697 East Mineral
       Avenue
      Englewood, CO 80112       Class A          2,447,568(3)(5)           6.89
                              Common Stock
--------------------------------------------------------------------------------
      Glenn R. Jones          Common Stock       2,916,151(3)(6)          57.03
      9697 East Mineral
       Avenue
      Englewood, CO 80112       Class A          3,156,110(3)(7)           8.76
                              Common Stock
--------------------------------------------------------------------------------
      Christopher J.
       Bowick                 Common Stock           2,678                  .05
      9697 East Mineral
       Avenue
      Englewood, CO 80112       Class A              9,637(8)               .03
                              Common Stock
--------------------------------------------------------------------------------
      Derek H. Burney           Class A                350        less than .01
      1000 rue de la          Common Stock
      Gauchetiere West
      Montreal, Quebec,
      Canada H3B 4Y8
--------------------------------------------------------------------------------
      Kevin P. Coyle          Common Stock             345(9)               .01
      9697 East Mineral
       Avenue
      Englewood, CO 80112       Class A              9,726(10)              .03
                              Common Stock
--------------------------------------------------------------------------------
      William E. Frenzel        Class A                400        less than .01
      1775 Massachusetts      Common Stock
       Ave., N.W.
      Washington, D.C.
       20036
--------------------------------------------------------------------------------
      James J. Krejci           Class A              5,000                  .01
      3100 Arapahoe Avenue    Common Stock
      Boulder, CO 80303
--------------------------------------------------------------------------------
      James B. O'Brien          Class A             36,973(11)              .10
      9697 East Mineral       Common Stock
       Avenue
      Englewood, CO 80112
--------------------------------------------------------------------------------
      Raphael M. Solot        Common Stock             300                  .01
      501 South Cherry
       Street
      Denver, CO 80222
--------------------------------------------------------------------------------

      NAME AND ADDRESS
             OF                         AMOUNT AND NATURE
      BENEFICIAL OWNER                    OF BENEFICIAL
             (1)         TITLE OF CLASS   OWNERSHIP (2)        PERCENT OF CLASS
      ----------------   -------------- -----------------      ----------------
      Ruth E. Warren      Common Stock            208           less than .01
      9697 East Mineral
      Avenue
      Englewood, CO
      80112                 Class A            18,437(12)                 .05
                          Common Stock
-------------------------------------------------------------------------------
      Sanford Zisman      Common Stock            500(13)                 .01
      3773 Cherry Creek
      North Drive
      Denver, CO 80209
-------------------------------------------------------------------------------
      Robert B.
      Zoellick              Class A               300           less than .01
      3900 Wisconsin
      Avenue, N.W.        Common Stock
      Washington, D.C.
      20016
-------------------------------------------------------------------------------
      All executive
      officers and        Common Stock      2,920,182                   57.11
      directors as a
      group
      (19 persons)          Class A         3,247,933(14)                9.00
                          Common Stock
-------------------------------------------------------------------------------
      Christine Jones
      Marocco             Common Stock      2,742,537(15)               53.64
      25 East End
      Avenue, #14F
      New York, NY
      10288                 Class A
                          Common Stock        108,748(16)                 .31
-------------------------------------------------------------------------------
      Bell Canada
      International       Common Stock      2,878,151(17)(21)           56.29
      BVI VI Limited
      Arawak Chamber
      Road Town
      Tortola, BVI
-------------------------------------------------------------------------------
      Bell Canada
      International         Class A        12,782,500(18)(21)           35.96
      BVI III Limited     Common Stock
      Arawak Chamber
      Road Town
      Tortola, BVI
-------------------------------------------------------------------------------
      The Capital Group
      Companies, Inc.       Class A         4,647,500(19)(21)           13.08
      333 South Hope
      Street              Common Stock
      Los Angeles, CA
      90071
        Capital
      Research and           Class          3,230,000(19)(21)            9.09
         Management
      Company             Common Stock
-------------------------------------------------------------------------------
      Neuberger &
      Berman                Class A         1,862,652(20)(21)            5.24
      605 Third Avenue    Common Stock
      New York, NY
      10158
-------------------------------------------------------------------------------

 (1) Directors who are not listed in this beneficial ownership table do not beneficially own any of the Company's shares. Shares shown as subject to options means that such options are exercisable within 60 days.
 (2) Unless otherwise noted, all persons indicated in the table have full voting and investment power with respect to the share ownership described.
 (3) Glenn R. Jones, Chairman of the Board of Directors and Chief Executive Officer of the Company, owns all of the outstanding shares of Jones International, Ltd. ("International") and is deemed to be the beneficial owner of all shares of the Company owned by International. By virtue of this ownership, Mr. Jones controls approximately 37% of the total votes to be cast by all shareholders of the Company's shares on matters not requiring a class vote, because, with regard to such matters, a share of Common Stock has one vote and a share of Class A Common Stock has 1/10th of a vote. The holders of Class A Common Stock, as a class, are able to elect the greater of 25% or the next highest whole number of the Company's Board of Directors. Thus, holders of the Class A Common Stock, as a class, are presently entitled to elect four Directors.
 (4) Includes 38,000 shares held by International; 2,239,416 shares held by the Jones International Grantor Business Trust; 100,400 shares held by Jones Entertainment Group, Ltd.; 35,707 shares held by Jones Space Segment, Inc.; 27,585 shares held by Jones Global Group, Inc.; and 643 shares held by Jones Interdigital, Inc. International may be deemed to be the beneficial owner of all shares of Common Stock owned by Jones Entertainment Group, Ltd., Jones Space Segment, Inc., Jones Global Group, Inc. and Jones Interdigital, Inc.

 (5) Includes 2,223,414 shares held by International; 136,946 shares held by Jones Entertainment Group, Ltd.; 48,705 shares held by Jones Space Segment, Inc.; 37,626 shares held by Jones Global Group, Inc.; and 877 shares held by Jones Interdigital, Inc. International may be deemed to be the beneficial owner of all shares of Class A Common Stock owned by Jones Entertainment Group, Ltd., Jones Space Segment, Inc., Jones Global Group, Inc. and Jones Interdigital, Inc.
 (6) Includes 474,400 shares held by the Glenn Jones Grantor Business Trust; 38,000 shares held by International; 2,239,416 shares held by the Jones International Grantor Business Trust; 100,400 shares held by Jones Entertainment Group, Ltd.; 35,707 shares held by Jones Space Segment, Inc.; 27,585 shares held by Jones Global Group, Inc.; and 643 shares held by Jones Interdigital, Inc.
 (7) Includes 226,893 shares owned by Mr. Jones; 481,649 shares deemed to be held by Mr. Jones pursuant to exercisable stock options; 2,223,414 shares held by International; 136,946 shares held by Jones Entertainment Group, Ltd.; 48,705 shares held by Jones Space Segment, Inc.; 37,626 shares held by Jones Global Group, Inc.; and 877 shares held by Jones Interdigital, Inc.
 (8) Represents shares deemed to be held by Mr. Bowick pursuant to exercisable stock options.
 (9) Includes 320 shares held by Mr. Coyle's wife.
(10) Includes 9,657 shares deemed to be held by Mr. Coyle pursuant to exercisable stock options.
(11) Includes 26,973 shares deemed to be held by Mr. O'Brien pursuant to exercisable stock options.
(12) Includes 11,673 shares deemed to be held by Ms. Warren pursuant to exercisable stock options.
(13) Represents shares held by Sanford Zisman PC Profit Sharing Trust.
(14) Includes 550,589 shares deemed to be held by various executive officers and directors pursuant to exercisable stock options.
(15) Includes 12,370 shares held by Mrs. Marocco; 357 shares held by the Joseph Michael Marocco Irrevocable Trust; 15,994 shares held by the Christine Jones Marocco Irrevocable Trust; 2,239,416 shares held by the Jones International Grantor Business Trust in which Mrs. Marocco has shared voting power; and 474,400 shares held by the Glenn Jones Grantor Business Trust in which Mrs. Marocco has shared voting power.
(16) Includes 64,113 shares held by Mrs. Marocco; 970 shares held by the Joseph Michael Marocco Irrevocable Trust; 33,665 shares held by the Christine Jones Marocco Irrevocable Trust; and 10,000 shares held by Mrs. Marocco's husband. Mrs. Marocco disclaims beneficial ownership of the shares held by her husband. Mrs. Marocco's husband is a principal in a firm that may from time to time invest in the Company's securities. Mrs. Marocco disclaims beneficial ownership of any securities of the Company that said firm purchases or in which Mr. Marocco may therefor have an interest.
(17) Bell Canada International Inc. ("BCI"), the sole shareholder of Bell Canada International BVI VI Limited, may be deemed to have beneficial ownership of the 2,878,151 shares of Common Stock covered by Option Agreements dated December 20, 1994 among The Bank of New York, acting as agent for BCI, and the Glenn Jones Grantor Business Trust, the Jones International Grantor Business Trust, Jones Entertainment Group, Ltd., Jones Space Segment, Inc., Jones Global Group, Inc. and Jones Interdigital, Inc.
(18) BCI is deemed to be the beneficial owner of the 12,782,500 shares of Class A Common Stock owned by its wholly owned subsidiary, Bell Canada International BVI III Limited.
(19) The Capital Group Companies, Inc. is the parent holding company of a group of investment management companies, including Capital Research and Management Company, that hold investment power and, in some cases, voting power over shares of the Company's Class A Common Stock. The Capital Group Companies, Inc. has sole voting power over 1,379,700 shares, shared voting power over no shares and sole dispositive power over 4,647,500 shares. Capital Research and Management Company has no sole or shared voting power and sole dispositive power over 3,230,000 shares.
(20) Neuberger & Berman has sole voting power over 477,700 shares, shared voting power over 1,019,900 shares and shared dispositive power over 1,862,652 shares.
(21) This information is based upon filings made by the shareholders with the Securities and Exchange Commission, copies of which were provided to the Company.

                       PROPOSAL 1. ELECTION OF DIRECTORS

  Directors are elected to hold office until the next Annual Meeting of Shareholders and until their successors shall be elected and shall qualify. In the absence of instructions to the contrary, the proxies designated by the Board of Directors on the form of proxy enclosed will vote the shares represented by them in favor of the nominees listed below. Each of the persons nominated is currently a member of the Board of Directors. Although management does not anticipate that such an event will occur, if a nominee named in this Proxy Statement is unable to serve as a Director at the time of the Annual Meeting, the proxy will be voted for a nominee to be designated by the present Board of Directors.

  The Company's Articles of Incorporation provide that, with respect to the election of Directors, the holders of Class A Common Stock, voting as a separate class, are entitled to elect that number of Directors constituting 25% of the total membership of the Board of Directors. If such 25% is not a whole number, holders of Class A Common Stock are entitled to elect the nearest higher whole number of directors constituting 25% of the membership of the Board of Directors. Holders of Common Stock, voting as a separate class, are entitled to elect the remaining directors.

  Pursuant to the terms of the Shareholders Agreement dated as of December 20, 1994 among Glenn R. Jones, Jones International, Ltd., Bell Canada International Inc. ("BCI") and the Company (the "Shareholders Agreement"), the Company's Board of Directors consists of thirteen members. Four members of the Board of Directors are to be elected by holders of Class A Common Stock, and nine members of the Board of Directors are to be elected by holders of Common Stock. The parties to the Shareholders Agreement have agreed that, of the four Class A Directors, BCI will be entitled, but not required, to designate one Director and the remaining three Directors, which shall be Independent Directors (as such term is defined in the Shareholders Agreement), will be jointly designated by Glenn R. Jones and BCI. The parties to the Shareholders Agreement also have agreed that Mr. Jones will be entitled, but not required, to designate seven of the nine Common Directors and that BCI will be entitled, but not required, to designate two of the nine Common Directors.

  Of the thirteen persons set forth below as nominees for the position of Director of the Company, William E. Frenzel, Donald L. Jacobs, Robert Kearney and Robert B. Zoellick have been designated as nominees to be elected by holders of Class A Common Stock. Mr. Kearney was designated by BCI. Messrs. Frenzel, Jacobs and Zoellick were jointly designated by Glenn R. Jones and BCI, and they will serve as Independent Directors. Glenn R. Jones, Derek H. Burney, Robert E. Cole, James J. Krejci, James B. O'Brien, Raphael M. Solot, Howard O. Thrall, Siim A. Vanaselja and Sanford Zisman have been designated as the nominees to be elected by holders of Common Stock. Messrs. Jones, Cole, Krejci, O'Brien, Solot, Thrall and Zisman have been designated by Mr. Jones. Messrs. Burney and Vanaselja have been designated by BCI.

  Each share of Common Stock and Class A Common Stock has one vote in the election of the Directors to be elected by that class. The Company's Articles of Incorporation provide that cumulative voting shall not be allowed in the election of Directors. With respect to the Directors to be elected by the holders of Class A Common Stock, the four nominees receiving the highest number of votes cast in favor of their election at the Meeting, in person or by proxy, will be elected to the Board of Directors. With respect to the Directors to be elected by the holders of Common Stock, the nine nominees receiving the highest number of votes cast in favor of their election at the Meeting, in person or by proxy, will be elected to the Board of Directors. Pursuant to the terms of the Shareholders Agreement, to which the Company is a party, the Company is required to recommend to the shareholders of the Company the election to the Company's Board of Directors of each of the nominees designated by Mr. Jones and BCI and solicit proxies for each such nominee from all holders of voting securities entitled to vote thereon. Each of BCI and Mr. Jones have agreed to vote or cause to be voted all of the shares of the Company owned or controlled by them at any meeting of the shareholders of the Company in favor of their mutual nominees to the Company's Board of Directors.

DIRECTORS TO BE ELECTED BY HOLDERS OF CLASS A COMMON STOCK

  Mr. William E. Frenzel was appointed a director of the Company in April 1995. Mr. Frenzel has been a Guest Scholar since 1991 with the Brookings Institution, a research organization located in Washington D. C. Until his retirement in January 1991, Mr. Frenzel served for twenty years in the United States House of Representatives, representing a district in the State of Minnesota, where he was a member of the House Ways and Means Committee and its Trade Subcommittee, the Congressional Representative to the General Agreement on Tariffs and Trade (GATT), the Ranking Minority Member on the House Budget Committee and a member of the National Economic Commission. Mr. Frenzel also served in the Minnesota Legislature for eight years. He is a Distinguished Fellow of the Tax Foundation, Vice Chairman of the Eurasia Foundation, a Board Member of the U.S.-Japan Foundation, the Close-Up Foundation, Sit Mutual Funds and Chairman of the Japan-America Society of Washington. He is 69 years old.

  Mr. Donald L. Jacobs was appointed a director of the Company in April 1995. Mr. Jacobs is a retired executive officer of TRW. Prior to his retirement in 1992, he was Vice President and Deputy Manager of the Space and Defense Sector; prior to that appointment, he was the Vice President and General Manager of the Defense Systems Group and prior to his appointment as Group General Manager, he was President of ESL, Inc., a wholly owned subsidiary of TRW. During his career, Mr. Jacobs served on several corporate, professional and civic boards. He is 59 years old.

  Mr. Robert Kearney was appointed a director of the Company in July 1997. Mr. Kearney is a retired executive officer of Bell Canada. Prior to his retirement in December 1993, Mr. Kearney was the President and Chief Executive Officer of Bell Canada. He served as Chairman of BCE Canadian Telecom Group in 1994 and as Deputy Chairman of BCI Management Limited in 1995. During his career, Mr. Kearney served in a variety of capacities in the Canadian, American and International Standards organizations, and he has served on several corporate, professional and civic boards. He is 61 years old.

  Mr. Robert B. Zoellick was appointed a director of the Company in April 1995. Mr. Zoellick is Executive Vice President for Housing and Law of Fannie Mae, a federally chartered and stockholder-owned corporation that is the largest housing finance investor in the United States. From August 1992 to January 1993, Mr. Zoellick served as Deputy Chief of Staff of the White House and Assistant to the President. From May 1991 to August 1992, Mr. Zoellick served concurrently as the Under Secretary of State for Economic and Agricultural Affairs and as Counselor of the Department of State, a post he assumed in March 1989. From 1985 to 1988, Mr. Zoellick served at the Department of Treasury in a number of capacities, including Counselor to the Secretary. Mr. Zoellick received the Alexander Hamilton and Distinguished Service Awards, highest honors of the Departments of Treasury and State, respectively. The German Government awarded him the Knight Commanders Cross for his work on German unification. Mr. Zoellick currently serves on the boards of Alliance Capitol, Said Holdings, the Council on Foreign Relations, the Congressional Institute, the German Marshall Fund of the U.S., the European Institute, the National Bureau of Asian Research, the American Council on Germany, American Institute for Contemporary German Studies and the Overseas Development Council. He is 44 years old.

DIRECTORS TO BE ELECTED BY HOLDERS OF COMMON STOCK

  Mr. Glenn R. Jones has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since its formation in 1970, and he was President from June 1984 until April 1988. Mr. Jones is the sole shareholder, President and Chairman of the Board of Directors of Jones International, Ltd. He is also Chairman of the Board of Directors of the subsidiaries of the Company and of certain other affiliates of the Company. Mr. Jones has been involved in the cable television business in various capacities since 1961, is a member of the Board of Directors and the Executive Committee of the National Cable Television Association. In addition, Mr. Jones is a member of the Board of Governors for the American Society for Training and Development, and a member of the Board of Education Council of the National Alliance of Business. Mr. Jones is also a founding member of the James Madison Council of the Library of Congress. Mr. Jones has been the recipient of several awards including the Grand Tam Award in 1989, the highest award from the Cable Television Administration and Marketing Society; the President's Award from the Cable Television Public Affairs Association in recognition of Jones International's educational efforts through Mind Extension University (now Knowledge TV); the Donald G. McGannon Award for the advancement of minorities and women in cable from the United Church of Christ Office of Communications; the STAR Award from American Women in Radio and Television, Inc. for exhibition of a commitment to the issues and concerns of women in television and radio; the Cableforce 2000 Accolade awarded by Women in Cable in recognition of the Company's innovative employee programs; the Most Outstanding Corporate Individual Achievement Award from the International Distance Learning Conference for his contributions to distance education; the Golden Plate Award from the American Academy of Achievement for his advances in distance education; the Man of the Year named by the Denver chapter of the Achievement Rewards for College Scientists; and in 1994 Mr. Jones was inducted into Broadcasting and Cable's Hall of Fame. He is 67 years old.

  Mr. Derek H. Burney was appointed a director of the Company in December 1994 and Vice Chairman of the Board of Directors in January 1995. Mr. Burney joined BCE Inc., Canada's largest telecommunications company, in January 1993 as Executive Vice President, International. He has been the Chairman of Bell Canada International Inc., a subsidiary of BCE, since January 1993 and, in addition, has been Chief Executive Officer of BCI since July 1993. Prior to joining BCE, Mr. Burney served as Canada's ambassador to the United States from 1989 to 1992. Mr. Burney also served as chief of staff to the Prime Minister of Canada from March 1987 to January 1989 where he was directly involved with the negotiation of the U.S.--Canada Free Trade Agreement. In July 1993, he was named an Officer of the Order of Canada. He also is a director of Cable & Wireless Communications plc, Tele-Direct (Publications) Inc., Teleglobe Inc., Bimcor Inc., Rio Algom Limited, The Montreal General Hospital Corporation, The Japan Society, Moore Corporation Limited, Northbridge Programming Inc. and certain subsidiaries of BCI. He is 57 years old.

  Mr. Robert E. Cole was appointed a director of the Company in March 1996. Mr. Cole is currently self-employed as a partner of First Variable Insurance Marketing and is responsible for marketing to National Association of Securities Dealers, Inc. firms in northern California, Oregon, Washington and Alaska. From 1993 to 1995, Mr. Cole was the Director of Marketing for Lamar Life Insurance Company; from 1992 to 1993, Mr. Cole was Senior Vice President of PMI Inc., a third party lender serving the special needs of Corporate Owned Life Insurance (COLI) and from 1988 to 1992, Mr. Cole was the principal and co-founder of a specialty investment banking firm that provided services to finance the ownership and growth of emerging companies, productive assets and real property. Mr. Cole is a Certified Financial Planner and a former United States Naval Aviator. He is 64 years old.

  Mr. James J. Krejci is President and CEO of Imagelink Technologies, Inc., a privately financed company with leading technology in the desktop or personal computer videoconferencing market. Prior to joining Imagelink Technologies in July 1996, Mr. Krejci was President of the International Division of International Gaming Technology, the world's largest gaming equipment manufacturer, with headquarters in Reno, Nevada. Prior to joining IGT in May 1994, Mr. Krejci was Group Vice President of Jones International, Ltd. and he also was Group Vice President of the Company. He also served as an officer of subsidiaries of Jones International, Ltd. until leaving the Company in May 1994. Mr. Krejci started his career as an electronics research engineer with the Allen-Bradley Company, then moved to the 3M Company, General Electric and Becton Dickinson until March 1985 when he joined Jones International, Ltd. Mr. Krejci has been a director of the Company since August 1987. He is 55 years old.

  Mr. James B. O'Brien, the Company's President, joined the Company in January 1982. Prior to being elected President and a director of the Company in December 1989, Mr. O'Brien served as a Division Manager, Director of Operations Planning/Assistant to the CEO, Fund Vice President and Group Vice President/Operations. Mr. O'Brien was appointed to the Company's Executive Committee in August 1993. As President, he is responsible for the day-to-day operations of the cable television systems managed and owned by the Company. Mr. O'Brien is a board member of Cable Labs, Inc., the research arm of the U.S. cable television industry. He also serves as Chairman-elect and as a director of the Cable Television Administration and Marketing Association and serves on the Executive Committee and as a director of the Walter Kaitz Foundation, a foundation that places people of ethnic minority groups in positions with cable television systems, networks and vendor companies. He is 48 years old.

  Mr. Raphael M. Solot was appointed a director of the Company in March 1996. Mr. Solot is an attorney and has practiced law for 32 years with an emphasis on franchise, corporate and partnership law and complex litigation. He is 64 years old.

  Mr. Howard O. Thrall was appointed a director of the Company in March 1996. Mr. Thrall had previously served as a director of the Company from December 1988 to December 1994. Mr. Thrall is Senior Vice President--Corporate Development for First National Net, Inc., a leading service provider for the mortgage banking industry, and he heads First National Net's Washington, D.C. regional office. From September 1993 through July 1996, Mr. Thrall served as Vice President of Sales, Asian Region, for World Airways, Inc. headquartered at the Washington Dulles International Airport. From 1984 until August 1993, Mr. Thrall was with the McDonnell Douglas Corporation, where he concluded as a Regional Vice President, Commercial Marketing with the Douglas Aircraft Company subsidiary. Mr. Thrall is also a management and international marketing consultant, having active assignments with Cheong Kang Associates (Korea), Aero Investment Alliance, Inc. and Western Real Estate Partners, among others. He is 50 years old.

  Mr. Siim A. Vanaselja was appointed a director of the Company in August 1996. Mr. Vanaselja joined BCE Inc., Canada's largest telecommunications company, in February 1994 as Assistant Vice-President, International Taxation. In June 1994, he was appointed Assistant Vice-President and Director of Taxation, and in February 1995, Mr. Vanaselja was appointed Vice-President, Taxation. On August 1, 1996, Mr. Vanaselja was appointed the Chief Financial Officer of Bell Canada International Inc., a subsidiary of BCE Inc. Prior to joining BCE Inc. and since August 1989, Mr. Vanaselja was a partner in the Toronto office of KPMG Peat Marwick Thorne. Mr. Vanaselja has been a member of the Institute of Chartered Accountants of Ontario since 1982 and is a member of the Canadian Tax Foundation, the Tax Executives Institute and the International Fiscal Association. He is 41 years old.

  Mr. Sanford Zisman was appointed a director of the Company in June 1996. Mr. Zisman is a member of the law firm, Zisman & Ingraham, P.C. of Denver, Colorado and has practiced law for 32 years, with an emphasis on tax, business and estate planning and probate administration. Mr. Zisman currently serves as a member of the Board of Directors of Saint Joseph Hospital, the largest hospital in Colorado, and he has served as Chairman of the Board, Chairman of the Finance Committee and Chairman of the Strategic Planning Committee of the hospital. Since 1992, he has also served on the Board of Directors of Maxim Series Fund, Inc., a subsidiary of Great-West Life Assurance Company. He is 57 years old.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                              THE ABOVE NOMINEES.

  During the calendar year ending December 31, 1996, the Board of Directors of the Company met seven times. The Board of Directors of the Company took all other action by unanimous written consent, in accordance with the provisions of the Colorado Business Corporation Act.

  During 1996, Messrs. Jones, Burney and O'Brien were the members of the Executive Committee of the Board of Directors, which was established in April 1985. The Executive Committee of the Board took all action during the calendar year ending December 31, 1996 by unanimous written consent. During 1996, Messrs. Jacobs, Vanaselja and Zoellick were the members of the Audit Committee of the Board of Directors, which was established in March 1982. The Audit Committee met three times during the calendar year ending December 31, 1996. Messrs. Burney and MacDonald were the members of the Executive Officer Option Committee of the Board of Directors, which was established in 1992. The Executive Officer Option Committee was dissolved on October 7, 1996. The Executive Officer Option Committee did not meet during the calendar year ending December 31, 1996. During 1996, Messrs. Jones, Burney and Jacobs were the members of the Compensation Committee of the Board of Directors, which was established in January 1995. The Compensation Committee met seven times during the calendar year ending December 31, 1996. In July 1997, Mr. Kearney replaced Mr. Burney on both the Executive Committee and the Compensation Committee.

                            EXECUTIVE COMPENSATION

 Compensation Summary

  The following table sets forth certain information relating to the compensation paid by the Company during the Company's past two fiscal years ended May 31, 1995 and 1994 and for the twelve months ended December 31, 1996 and 1995 to those persons who were, at December 31, 1996, the Chief Executive Officer and the other four most highly compensated executive officers of the Company.

                                                   LONG TERM
                                                  COMPENSATION
    NAME AND                  ANNUAL COMPENSATION    AWARDS
   PRINCIPAL                  ------------------- ------------     ALL OTHER
    POSITION       YEAR (1)     SALARY    BONUS     OPTIONS     COMPENSATION(2)
   ---------       --------     ------    -----     -------     ---------------
Glenn R. Jones
 (3)              YE 12/31/96 $2,620,102 $      0         0        $157,380
Chairman of the
 Board            YE 12/31/95  2,500,067        0   125,937(8)      150,006
and Chief Execu-
 tive             FYE 5/31/95  1,401,846  900,000   122,269(8)      135,623
Officer

James B. O'Brien
 (4)              YE 12/31/96 $  240,961 $163,366         0        $ 25,978
President         YE 12/31/95    230,866  139,870    17,000(8)       19,852
                  FYE 5/31/95    224,961  250,000    14,387(8)       28,498

Kevin P. Coyle
 (5)              YE 12/31/96 $  184,185 $ 72,750         0        $ 15,558
Group Vice Pres-
 ident/           YE 12/31/95    177,160   74,895     8,085(8)       15,811
Finance           FYE 5/31/95    173,616   45,000     7,762(8)       12,814

Christopher J.
 Bowick(6)        YE 12/31/96 $  169,302 $ 96,872         0        $ 15,152
Group Vice Pres-
 ident/           YE 12/31/95    162,211   48,725     7,850(8)       10,159
Technology        FYE 5/31/95    158,061   54,529     7,378(8)       12,756

Ruth E. Warren
 (7)              YE 12/31/96 $  170,454 $ 77,327         0        $ 12,558
Group Vice Pres-
 ident/           YE 12/31/95    163,314   49,056     7,860(8)        9,644
Operations        FYE 5/31/95    149,854   50,126     7,418(8)        7,888

--------
(1) In 1995, the Company changed its fiscal year from a year ending May 31 to a calendar year ending December 31.

(2) The Company's employees are entitled to participate in a 401(k) profit sharing plan. Certain senior employees of the Company are also eligible to participate in a deferred compensation plan. The amounts shown in the column reflect the Company's contributions pursuant to these plans for the benefit of the named person's account.
(3) Mr. Jones' salary, bonus, options and all other compensation for the transition period 6/1/95 through 12/31/95 were $1,458,391, $0, 125,937 and
    $87,504, respectively.
(4) Mr. O'Brien's salary, bonus, options and all other compensation for the transition period 6/1/95 through 12/31/95 were $137,133, $139,870, 17,000 and $8,228, respectively.
(5) Mr. Coyle's salary, bonus, options and all other compensation for the transition period 6/1/95 through 12/31/95 were $104,820, $53,007, 8,085 and
    $6,289, respectively.
(6) Mr. Bowick's salary, bonus, options and all other compensation for the transition period 6/1/95 through 12/31/95 were $96,352, $48,725, 7,850 and
    $5,781, respectively.
(7) Ms. Warren's salary, bonus, options and all other compensation for the transition period 6/1/95 through 12/31/95 were $97,007, $49,056, 7,860 and
    $5,236, respectively.
(8) Represents the number of shares of the Company's Class A Common Stock underlying the options granted.

  During the year ended December 31, 1996, no options were granted to or exercised by any of the Executive Officers named in the Summary Compensation Table.

 Compensation of Directors

  Directors of the Company who are not full-time employees of the Company or any of its affiliates receive $5,000 per fiscal quarter for their services as director, with an additional $1,250 to be paid to each such director for each regularly scheduled quarterly meeting of the Board of Directors attended in person. No additional compensation for director service is paid to directors who are full-time employees of the Company or any of its affiliates.

 Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires certain persons, including directors and officers of the Company, to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission. The Company is required to disclose in this Proxy Statement any late or missed filings of those reports during 1996 by its officers (as such term is defined in the rules promulgated under Section 16 of the Exchange Act), directors and 10% shareholders. Based upon the Company's review of the reporting forms received by it and representations from certain persons that no Form 5 reports were required to be filed by those persons, the Company believes that all filing requirements applicable to its officers, directors and 10% shareholders were complied with during 1996 except that shareholder Christine Jones Marocco inadvertently failed to timely file a report to show a change in form of ownership of 11,150 shares of Class A Common Stock from indirect to direct.

 Employment Agreement with the Company's Chief Executive Officer

  On December 20, 1994, the Company entered into an Employment Agreement with Glenn R. Jones (the "Employment Agreement") pursuant to which the Company agreed to employ Mr. Jones as Chief Executive Officer of the Company for a period of up to eight years from December 20, 1994. Under the terms of the Employment Agreement, Mr. Jones received a base salary of $2,500,000 in fiscal year 1995 (which approximated his fiscal year 1994 combined compensation from the Company and Jones Spacelink, Ltd.) and in the years thereafter he is entitled to an annual cost of living index based salary adjustment. In addition, Mr. Jones is entitled to participate in the Company's bonus, stock option and other employee plans at a level generally commensurate with his participation prior to December 1994. No other employee of the Company has an employment agreement with the Company.

 Compensation Committee Interlocks and Insider Participation

  A Compensation Committee of the Board of Directors was established in January 1995. Glenn R. Jones, Robert Kearney and Donald L. Jacobs are the current members of the Compensation Committee. Mr. Jones is the Chief Executive Officer and a director of the Company, and Messrs. Kearney and Jacobs are directors of the Company. Glenn R. Jones, James B. O'Brien and Elizabeth M. Steele, executive officers of the Company, serve as directors of certain of the Company's affiliates. As individuals, these executive officers had no transactions with the Company in 1996.

       1997 COMPENSATION COMMITTEE REPORT ON 1996 EXECUTIVE COMPENSATION

  Policies. The policies of the Compensation Committee of the Board of Directors with respect to executive compensation will continue to be based on the Company's need to attract and retain key executives and to compensate them according to (i) their performance, (ii) the Company's overall performance and
(iii) executive compensation offered by others in the industry.

  In January 1995, the Board of Directors established a Compensation Committee to provide oversight review of all compensation plans and, in accordance with those plans, provided guidance on certain executive compensation matters. The members of the Compensation Committee during 1996 and the first half of 1997 were Glenn R. Jones, Derek H. Burney and Donald L. Jacobs. Robert Kearney replaced Derek Burney as a member of the Compensation Committee effective July 3, 1997. It is expected that the Compensation Committee, with advice from other members of the Board of Directors and other Company management, will continue to be responsible for executive compensation policies and decisions in the future.

  An executive's compensation consists primarily of an annual salary and eligibility for annual bonuses and long-term incentives. The Compensation Committee does not pass on each individual item of an executive's compensation. Mr. Jones, the Company's Chief Executive Officer, upon consultation with the Compensation Committee, is principally responsible for these determinations, both as to cash and incentive amounts.

  Salaries. Base salaries for executives are primarily market-based and determined according to level of responsibility, scope and impact of decision making. The Company utilizes annual executive compensation salary surveys prepared by nationally recognized compensation consulting firms which pertain to the telecommunications and cable industries. In general, the Company seeks to set executive salary levels at approximately the mid-range of the survey data.

  Bonuses. The Compensation Committee believes that the basis of short-term incentive compensation is the current performance of the Company's executives, which largely is recognized through cash bonus awards. It is through the bonus program that both individual and corporate performance is recognized on a year-to-year basis. A defined bonus plan based on meeting specific budgeted revenue, cash flow, capital management, customer service, best practices, and performance versus peer group has been established for all but the most senior executives in the Company, i.e., those persons who report directly to Mr. Jones. For the senior executives who report directly to Mr. Jones, no such formula or specific factor allocation generally is used, and their awards primarily reflect a subjective evaluation of performance. While overall corporate performance is given recognition, it is the specific performance of the individual during the year that is given the greatest weight. Finally, through studies available to the Company, the Compensation Committee is aware of existing levels of compensation for companies in the telecommunications and cable industries, and appropriate attention is paid to such compensation, although individual performance remains the prime factor.

  Long-Term Incentives. Long-term incentives for eligible Company executives and key associates consist of qualified and non-qualified employee stock options which usually vest over a term of five years or more and participation in a deferred compensation plan and/or a 401(k) plan. The competitive need to provide a realistic equity incentive for executives and to attract and retain key executives in a competitive environment was considered by the Board in establishing an annual long-term incentive stock option plan in 1992 for executives and certain key associates. The stock option plan is intended to promote the long-term success of the Company by providing eligible key executives an opportunity to acquire a proprietary interest in the Company. The goal of the stock option plan is to focus performance on the attainment of long-term strategic objectives and align executive financial interests with those of the shareholders of the Company. In 1993, the Company adopted a non-qualified deferred compensation plan that permits a greater contribution by executives and therefore greater matching amounts from the Company.

  Stock Option Awards During 1996. During 1996, awards of ten year stock options covering a total of 3,540 shares of Class A Common Stock were made to key associates in June 1996, with an exercise price of $13.25.

  Compensation of the Chief Executive Officer. Pursuant to an Employment Agreement entered into between the Company and Mr. Jones in December 1994 in connection with the acquisition by Bell Canada International Inc. of a 30% equity interest in the Company, Mr. Jones was paid an annual base salary of $2.5 million in 1995. Mr. Jones received a 4.8% cost of living increase on December 20, 1995, increasing his base salary to $2,620,000. Mr. Jones received a 3.6% cost of living increase on December 20, 1996, increasing his base salary to $2,714,320. In addition, Mr. Jones will continue to be eligible to participate in Company bonus, stock option and other employee plans at a level generally commensurate with his level of participation prior to December 1994.

  Past and future stock option awards to Mr. Jones reflect both the Company's performance and, more specifically, his contribution to the direction of the Company during this critical period in the industry. Mr. Jones received an award in February 1997 of ten year stock options covering a total of 110,937 shares of Class A Common Stock with an exercise price of $9.25 based on his and the Company's performance during 1996.

  1996 Company Performance Considered by the Compensation Committee. The following is a summary of the Company's 1996 achievements that were considered by the Compensation Committee in making its recommendations about executive compensation:

  In 1996, the Company successfully executed a clustering strategy by acquiring cable systems with operations in contiguous regions or on the basis of operating characteristics. Acquisitions included Manassas, Virginia (January 1996), South Prince Georges County, Maryland (February 1996), Reston, Virginia (February 1996) and Savannah, Georgia (April 1996). These acquisitions increased the Company's owned subscriber base from slightly more than 300,000 subscribers at December 31, 1995 to almost 600,000 subscribers at December 31, 1996.

  The Company has also been successful in simplifying its core cable business by selling non-strategic assets (Jones Galactic Radio, Inc. and Jones Satellite Programming, Inc.), selling a portion of its investment in Jones Global Group, Inc. and liquidating cable systems that did not fit its clustering strategy (Hilo, Hawaii and Kenosha, Wisconsin). The Company also liquidated a number of partnership systems and continued its transition from a management company to an operating company. At December 31, 1995, only 51% of the Company's net asset value was derived from owned cable systems versus 89% at December 31, 1996.

  Finally, the Company's core cable business had exceptional results. Basic customers grew at an annual rate of 3.2% in 1996 as compared with an industry average of 1.9% and cash flow grew at an annual rate of 12% in 1996 as compared with an industry average of 8.4%. The Company also expanded new businesses such as telephony, paging, long-distance telephone resale and digital technology.

  Submitted by the Compensation Committee of the Board of Directors of Jones Intercable Inc.:

                                          Glenn R. Jones,
                                          Derek H. Burney and
                                          Donald L. Jacobs

June 30, 1997

  Notwithstanding anything to the contrary contained in any document filed by the Company with the Securities and Exchange Commission, or elsewhere, the foregoing report of the Company's Compensation Committee shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein, and shall not be deemed soliciting materials or otherwise be deemed filed under either of such acts.

PERFORMANCE GRAPH

  The following graph represents a comparison of total shareholder returns for a five-year period among the Company, the Standard & Poors 500 Index and publicly traded companies that are members of the Company's cable television industry peer group.

                    [GRAPH WITH PLOT POINTS APPEARS HERE]

Peer Group Companies:
------------------------------------------
 ADELPHIA COMMUN -CL A
 CABLEVISION SYSTEMS -CL A
 CENTURY COMMUN -CL A
 COMCAST CABLEVISION-PHILA
 TCA CABLE TV INC

                             CERTAIN TRANSACTIONS

  Set forth below is a description of the Company's transactions with Jones International, Ltd. ("International"), certain of its subsidiaries and certain other affiliates of the Company during the year ended December 31, 1996. While the Company believes that these transactions generally are as favorable as could have been obtained from unaffiliated third parties, in most instances no third party bids or appraisals were obtained and certain of the transactions are by their nature unique to the companies involved. Accordingly, no assurance is given to such effect. In some instances the amounts of transactions have been rounded to the nearest thousand. Certain of the transactions described below are expected to continue during the current fiscal year.

JONES INTERNATIONAL, LTD.

  International and certain of its subsidiaries provide various services to the Company and its managed limited partnerships, including information and data processing services, office space and programming services, as described below. The costs of these services are charged to the Company, and the Company reimburses International accordingly. In some cases, a portion of certain of these expenses are reallocated to the Company's managed partnerships pursuant to the terms of the limited partnership agreements of such limited partnerships.

JONES GALACTIC RADIO, INC.

  Jones Galactic Radio, Inc. is a company now owned by Jones International Networks, Ltd., an affiliate of International. The Company sold Jones Galactic Radio, Inc. on June 14, 1996. The Company receives satellite programming from Superaudio, a joint venture between Jones Galactic Radio, Inc. and an unaffiliated entity. Payments made by the Company to Jones Galactic Radio, Inc. for programming provided to the Company's owned cable television systems for the period from June 15, 1996 to December 31, 1996 totaled $119,000.

JONES EDUCATION COMPANY

  Jones Education Company ("JEC"), a company owned 63% by International, 9% by Glenn R. Jones, 12% by BCI and 16% by the Company, operates the television network, Knowledge TV. Knowledge TV provides programming related to computers and technology; business, careers and finance; health and wellness; and global culture and languages. JEC sells its television programming to certain cable television systems owned by the Company. Payments by the Company to JEC with respect to television programming provided by JEC to cable television systems owned by the Company for the year ended December 31, 1996 totaled approximately $818,000.

JONES FINANCIAL GROUP, LTD.

  Jones Financial Group, Ltd. ("Financial Group") performs services for the Company as its agent in connection with negotiations regarding various financial arrangements of the Company. Financial Group is owned 81% by International and 19% by Glenn R. Jones. In December 1994, the Company entered into a Financial Services Agreement with Financial Group pursuant to which Financial Group has agreed to render financial advisory and related services to the Company for a fee equal to 90% of the fees that would be charged to the Company by unaffiliated third parties for the same or comparable purposes. The Company pays Financial Group an annual $1,000,000 retainer as an advance against payments due pursuant to this agreement and reimburses Financial Group for its reasonable out-of-pocket expenses. The term of the Financial Services Agreement is for eight years from December 1994. Financial Group and BCI have entered into a separate agreement pursuant to which BCI is entitled to receive one-half of the net fees earned (gross fees less reasonable and customary operating expenses) by Financial Group under the Financial Services Agreement. During the year ended December 31, 1996, the Company paid Financial Group fees totalling $3,850,000 as compensation to Financial Group for acting as the Company's financial advisor in connection with the Company's acquisitions of the Manassas System, the South Prince Georges County System, the Reston System and the Savannah System.

JONES GLOBAL GROUP, INC.

  On June 14, 1996, the Company completed the sale of Jones Galactic Radio, Inc., which was a wholly owned subsidiary of the Company, to Jones Global Group, Inc., a company then owned 38% by the Company and 62% by International, for $17.2 million. The Company's Board of Directors requested and received a fairness opinion related to this sale from an unaffiliated investment banking firm. The sales price was paid in the form of 984,968 ADSs of Bell Cablemedia plc. The number of ADSs represented the purchase price of $17.2 million divided by the 30-day average closing price of an ADS for the 30-day period immediately preceding the closing date. Jones Global Group, Inc. subsequently sold Jones Galactic Radio, Inc. to Jones International Networks, Ltd., another affiliate of International. As described below, the Company subsequently reduced its investment in Jones Global Group, Inc. and now owns 20% of Jones Global Group, Inc.

JONES INTERACTIVE, INC.

  Jones Interactive, Inc. ("Interactive"), a wholly owned subsidiary of International, provides information management and data processing services for operating companies affiliated with International. Charges to the various operating companies are based on usage of computer time by each entity. The amount charged to the Company and its managed partnerships by Interactive for the year ended December 31, 1996 totaled $5,784,000. Approximately 40% of this amount was paid by the Company, and the remainder was allocated to and paid by the Company's managed partnerships.

JONES PROPERTIES, INC.

  Jones Properties, Inc. is a wholly owned subsidiary of International. The Company is a party to a lease with Jones Properties, Inc. under which the Company has leased a 101,500 square foot office building in Englewood, Colorado. The lease agreement, as amended, has a 15-year term expiring July 2000, with three 5-year renewal options. The annual rent is not to exceed $24.00 per square foot, plus operating expenses. The Company has subleased approximately 46% of the building to International and certain other affiliates on the same terms and conditions of the above-mentioned lease. Rent payments to Jones Properties, Inc. by the Company, net of subleasing reimbursements, for the year ended December 31, 1996 were approximately $1,467,000. Approximately 40% of this amount was paid by the Company, and the remainder was allocated to and paid by the Company's managed partnerships.

MIND EXTENSION INSTITUTE, INC.

  Mind Extension Institute, Inc. ("MEI"), a subsidiary of Jones Education Company, provides cable-related instructional videos and other training materials to multiple system operators, including the Company and its affiliates. During the year ended December 31, 1996, the Company and its affiliates paid MEI approximately $75,580 for these materials.

PRODUCT INFORMATION NETWORK

  The Product Information Network Venture (the "PIN Venture") is a venture among a subsidiary of Jones International Networks, Ltd., an affiliate of International, and two unaffiliated cable system operators. The PIN Venture operates the Product Information Network ("PIN"), which is a 24-hour network that airs long-form advertising generally known as "infomercials." PIN has an affiliation agreement with the Company that expires on February 1, 2005. The PIN Venture generally makes incentive payments of approximately 60% of its net advertising revenue to the cable systems that carry its programming. Most of the Company's owned cable television systems carry PIN for all or part of each day. Aggregate payments received by the Company from the PIN Venture relating to the Company's owned cable television systems totaled approximately $466,000 for the year ended December 31, 1996.

GREAT AMERICAN COUNTRY

  The Great American Country network provides country music video programming to certain of the Company's owned systems. This network is owned and operated by Great American Country, Inc., a subsidiary of Jones International Networks, Ltd., an affiliate of International. During the year ended December 31, 1996, the Company paid Great American Country, Inc. $281,400 for programming provided by Great American Country to Company-owned cable television systems.

CERTAIN TRANSACTIONS RELATED TO BCI'S ACQUISITION OF COMPANY STOCK

  In addition to the foregoing transactions, the Company has engaged in certain transactions arising from agreements entered into on December 20, 1994 relating to the acquisition by BCI of shares of the Company's Class A Common Stock. The transactions described below are expected to continue through 1997.

  On December 20, 1994, contemporaneous with the closing of the acquisition by BCI of shares of the Company's Class A Common Stock:

  1. International and Glenn R. Jones and certain affiliates of International (collectively, the "Grantors") entered into option agreements providing for the grant of options to Morgan Guaranty Trust Company of New York, acting as agent for BCI, to purchase all of the shares of the Company's Common Stock then held, directly or indirectly, by International, Mr. Jones and the affiliates of International. BCI purchased such options at a price of $19.00 for each share of the Company's Common Stock owned by Grantors on the date of the execution of the option agreements. This option payment resulted in the Grantors receiving approximately $54,684,869 from BCI. This amount will not offset against the exercise price for the shares of Common Stock under the option agreements should BCI elect to exercise these options in the future.

  2. The Company entered into an Employment Agreement with Glenn R. Jones (the "Employment Agreement") pursuant to which the Company agreed to employ Mr. Jones as Chief Executive Officer of the Company for a period of up to eight years from December 20, 1994. Under the terms of the Employment Agreement, Mr. Jones received a base salary of $2,500,000 in fiscal year 1995 (which approximated his fiscal year 1994 combined compensation from the Company and Jones Spacelink, Ltd.), and in the years thereafter he is entitled to an annual cost of living index based salary adjustment. In addition, Mr. Jones is entitled to participate in the Company's bonus, stock option and other employee plans at a level generally commensurate with his participation prior to December 1994.

  3. BCI, International, Glenn R. Jones and the Company entered into certain arrangements concerning the operation and governance of the Company and other related matters pursuant to a Shareholders Agreement (the "Shareholders Agreement"). Certain provisions of the Shareholders Agreement grant to Mr. Jones, International and their affiliates the right to use a number of channels on cable television systems now or hereafter owned or controlled by the Company for distribution of their programming networks for a period of 15 years after December 1994; BCI was also granted a similar right for a fewer number of channels. International was granted certain non-exclusive rights to provide the Company with goods and services on competitive terms which will, at the Company's discretion, be pursuant to competitive bidding or other processes.

  4. The Company entered into a Supply and Services Agreement with BCI. Pursuant to the Supply and Services Agreement, BCI provides the Company with access to the expert advice of personnel from BCI and its affiliates for the equivalent of three man-years on an annual basis. The Company has agreed to pay an annual fee of $2,000,000 to BCI during the term of the agreement. Payments made by the Company under the Supply and Services Agreement during the year ended December 31, 1996 totaled $2,000,000.

  5. The Company entered into a Secondment Agreement with BCI. Pursuant to the Secondment Agreement, BCI provided twelve secondees during 1996. These secondees worked for the Company and its managed partnerships. The Company reimbursed BCI for the full employment costs of such individuals. The Company reimbursed BCI $1,138,000 during the year ended December 31, 1996. Approximately 40% of this amount was paid by the Company, and the remainder was allocated to and paid by the Company's managed partnerships.

THE COMPANY'S EQUITY INVESTMENTS IN AFFILIATES

  The Company has equity investments in the following affiliated entities:

  1. Until December 1996, the Company owned a 38% interest in Jones Global Group, Inc. ("Global Group"), a Colorado corporation, and International owned the remaining 62% interest. In December 1996, Global Group redeemed 225 shares of its stock held by the Company at a price of $39,778.61 per share, for an approximate redemption price of $8,950,188. The redemption price is subject to adjustment based on the results of an appraisal.The redemption price was paid in the form of a promissory note bearing interest at 6% per annum and has been paid in full except for $60,000, which is being withheld by Global Group pending the completion of the aforementioned appraisal. As a result of this redemption, the Company now owns a 20% interest in Global Group, and International owns an 80% interest in Global Group.

  2. At December 31, 1996, the Company held 7,210,764 ADSs of Bell Cablemedia plc. The Company acquired 6,225,796 ADSs in 1994 by contributing all of its cable/telephony properties in the United Kingdom and Spain to Bell Cablemedia. The Company acquired an additional 984,968 ADSs upon the sale of Jones Galactic Radio, Inc. to Jones Global Group, Inc. in June 1996. In April 1997, the Company converted its 7,210,764 Bell Cablemedia ADSs into 25,017,385 ordinary shares of Cable & Wireless Communications plc ("CWC"), the company into which Bell Cablemedia was merged. In April and May 1997, the Company sold all 25,017,385 of its CWC ordinary shares for an aggregate sales price of $109,276,000.

  3. The Company is the general partner of Jones Intercable Investors, L.P., a Colorado limited partnership, which was formed on September 18, 1986, and the Company owns a 1% general partner interest. In a series of transactions, the Company purchased limited partnership units, giving the Company an approximate 19% limited partner interest in Jones Intercable Investors, L.P. The Company's net investment in this partnership totaled approximately $3,253,000 at December 31, 1996. Based upon the quoted market price of $13.63 per unit at December 31, 1996, the quoted market value of this investment was approximately $21,708,000 on such date.

  4. During 1992, the Company invested $10,000,000 in Mind Extension University, Inc. ("ME/U"), an affiliated company and a subsidiary of JEC, for 25% of the stock of ME/U, which also received certain advertising avails and administrative and marketing considerations from the Company. It is through the ME/U subsidiary that JEC operates Knowledge TV. The number of shares of Class A Common Stock of ME/U issued to the Company was based on the average of two separate independent appraisals of ME/U. Through its acquisition of the assets of Jones Spacelink, Ltd., the Company obtained an additional 13% interest in ME/U in December 1994. In 1996, additional issuances of ME/U's Class A Common Stock reduced the Company's investment in ME/U to 26%.

  5. In 1993, 1994 and 1995, the Company advanced a total of $20,000,000 to ME/U. Interest on such advances was charged at the Company's weighted average cost of borrowing plus 2%. On April 11, 1995, the Company converted its advances to ME/U into shares of Class A Common Stock of JEC, the parent company of ME/U, for an approximately 17% equity interest in JEC. In 1996, subsequent issuances of JEC's Class A Common Stock reduced the Company's investment in JEC to 16%. JEC is an affiliate of International.

  6. The Company and Jones Cyber Solutions, Ltd. ("JCS"), an indirect subsidiary of International, have formed a venture, known as Jones Customer Service Management, L.L.C., for the purpose of developing a subscriber billing and management system. As of December 31, 1996, the Company had invested $5,200,000 in the venture. JCS is performing the basic system development work for the venture and is being paid periodically on a time and materials basis, plus 10% of the amount charged, for its own service. Upon the completion of the billing and management system software, the Company and JCS will have license rights to use such system in perpetuity. The venture will also perform additional services for the Company in the implementation of the new subscriber billing and management system. The venture intends to subcontract such maintenance and conversion services to JCS on the basis of time and materials plus 10% of the amount of the JCS services. The venture will grant to JCS the exclusive right to distribute the system to third parties for a period of five years for a commission on the license fees to be earned by the venture from such licensing.


   PROPOSAL 2. TO AMEND THE COMPANY'S 1992 STOCK OPTION PLAN TO INCREASE THE
      NUMBER OF SHARES OF CLASS A COMMON STOCK AUTHORIZED UNDER THE PLAN

  The Board of Directors of the Company on April 17, 1992, by unanimous vote, adopted, subject to shareholder approval, the Company's 1992 Stock Option Plan (the "Plan"). The shareholders of the Company approved the Plan at the Annual Meeting of Shareholders held on August 20, 1992. As of September 15, 1997, of the 1,800,000 shares of Class A Common Stock authorized under the Plan, options to acquire 1,608,401 shares of Class A Common Stock granted pursuant to the Plan remained outstanding or had been exercised. Management of the Company believes that the Plan has enhanced the Company's ability to attract and retain key employees who have contributed to the Company's growth and success.

  So that the Company may continue to attract and retain key employees, in August 1997 the Board of Directors of the Company, by unanimous written consent, adopted, subject to shareholder approval, an amendment to the Plan to increase the number of shares of Class A Common Stock authorized under the Plan from 1,800,000 shares to 2,583,455 shares. Of the 1,800,000 shares of Class A Common Stock authorized under the Plan, options to acquire 191,599 shares of Class A Common Stock remain available for grant. It is proposed that 783,455 additional shares of Class A Common Stock be allocated to the Plan so that options to acquire a total of 975,054 shares of Class A Common Stock would be available for grant under the Plan. By the terms of the Plan, shareholder approval is required for an increase in the maximum number of shares of Class A Common Stock available for options under the Plan.

  Pursuant to Section 2.6(a)(i)(A) of the Shareholders Agreement, after the effective date of the Shareholders Agreement the Company is permitted to issue employee stock options in an amount not to exceed options to purchase 2,000,000 shares of Class A Common Stock without the prior written consent of BCI. As of September 15, 1997, there were 1,024,946 shares of Class A Common Stock that either were subject to unexercised outstanding stock options granted after December 20, 1994 (the effective date of the Shareholders Agreement) or were held outright as a consequence of the exercise of stock options granted after December 20, 1994. Therefore, the total number of shares of Class A Common Stock for which options may be granted by the Company without BCI's prior written consent is 975,054. Because there are currently 191,599 shares of Class A Common Stock currently available under the Plan, the number of additional shares of Class A Common Stock that are proposed to be allocated to the Plan total 783,455. If the shareholders approve the proposed increase in the maximum number of shares of Class A Common Stock available for options under the Plan by 783,455, the number of shares authorized by the Plan will equal the number of shares authorized by the Shareholders Agreement.

  If, in the future, management of the Company determines that it would be in the best interests of the Company to grant options to acquire shares of Class A Common Stock in excess of the 975,054 shares that would be authorized under the Plan if the current proposal to amend the Plan is approved by the Company's shareholders, any such grants would be subject to the approval of the Company's Board of Directors and BCI, and, if management desired to make the grants pursuant to the Plan, an increase in the number of shares of Class A Common Stock authorized under the Plan would be necessary and would be subject to shareholder approval.

  A favorable majority vote of the shares represented at the Meeting, in person or by proxy, will be necessary to approve the proposed amendment to the Plan. For this purpose, holders of Common Stock and holders of Class A Common Stock will vote as a single class; the holders of Common Stock will have one vote for each share held and the holders of Class A Common Stock will have one-tenth (1/10) of a vote for each share held.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL 2.

                  PROPOSAL 3. TO RATIFY SELECTION OF AUDITORS

  The Board of Directors of the Company has approved the selection of the firm of Arthur Andersen LLP, certified public accountants, 717 Seventeenth Street, Denver, Colorado, to serve as the independent auditors for the Company for the year ending December 31, 1997.

  The Company has been informed by Arthur Andersen LLP that neither that firm nor any of its partners has any financial interest, direct or indirect, in the Company, and that neither that firm nor any of its partners has had any connection with the Company in the capacity of promoter, or underwriter, voting trustee, director, officer or employee.

  A representative of Arthur Andersen LLP is expected to be present at the Meeting and will be given an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions from shareholders.

  In order to ratify the selection of the firm of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1997, a favorable majority vote of the shares represented at the Meeting, in person or by proxy, will be necessary to approve the proposal. For this purpose, holders of Common Stock and holders of Class A Common Stock will vote as a single class; the holders of Common Stock will have one vote for each share held and the holders of Class A Common Stock will have one-tenth (1/10) of a vote for each share held.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL 3.

                    ANNUAL REPORT AND FINANCIAL INFORMATION

  Each shareholder of record as of the Record Date has been mailed a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, a copy of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and a copy of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997. The Company will furnish without charge a copy of the Company's 1996 Annual Report to any person requesting a copy in writing and stating that he was the beneficial owner of shares of Class A Common Stock or Common Stock of the Company on the Record Date. Requests and inquiries should be addressed to:
    Ms. Kelly Swindell
    Jones Intercable, Inc.
    9697 East Mineral Avenue
    P.O. Box 3309
    Englewood, CO 80155-3309

  The Company's Annual Report on Form 10-K for the year ended December 31, 1996 and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 are not to be regarded as proxy soliciting materials or as communications by means of which a solicitation is to be made.

                                          By Order of the Board of Directors,

                                          [SIGNATURE OF ELIZABETH M. STEELE
                                            APPEARS HERE]
                                          Elizabeth M. Steele
                                          Vice President, Secretary
                                          and General Counsel

September 22, 1997

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            JONES INTERCABLE, INC.
                           9697 EAST MINERAL AVENUE
                                 P.O. BOX 3309
                        ENGLEWOOD, COLORADO 80155-3309

 The undersigned hereby appoints Glenn R. Jones, James B. O'Brien and Eliza-beth M. Steele, and each of them, as proxies, with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as desig-nated below all the shares of Class A Common Stock and Common Stock of Jones Intercable, Inc. held of record by the undersigned on September 15, 1997 at the Annual Meeting of Shareholders to be held at the corporate offices of the Company, 9697 East Mineral Avenue, Englewood, Colorado, at 10:00 a.m., Moun-tain Time, on Monday, November 3, 1997, and at any adjournment thereof.

                           (CONTINUED ON OTHER SIDE)

                             FOLD AND DETACH HERE

                                                            Please mark
                                                            your votes as  [X]
                                                            indicated in
                                                            this example

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTORS NAMED IN ITEM
                   1A AND ITEM 1B AND FOR PROPOSALS 2 AND 3.

Item 1A-Election of directors by the holders of             WITHHELD
Class A Common Stock.                              FOR      FOR ALL
William E. Frenzel, Donald L. Jacobs,              [ ]        [ ]
Robert Kearney and Robert B. Zoellick

WITHHELD FOR: (Write that nominee's name in the space provided below).

-----------------------------------------------

Item 1B-Election of directors by the holders of             WITHHELD
Common Stock.                                      FOR      FOR ALL
Glenn R. Jones, Derek H. Burney, Robert E.         [ ]        [ ]
Cole, James J. Krejci, James B. O'Brien,
Raphael M. Solot, Howard O. Thrall, Siim A.
Vanaselja and Sanford Zisman

WITHHELD FOR: (Write that nominee's name in the space provided below).

-----------------------------------------------

Proposal 2- A proposal to amend the Company's      FOR      AGAINST      ABSTAIN
1992 Stock Option Plan to increase the number of   [ ]        [ ]          [ ]
shares of Class A Common Stock authorized under the 1992 Stock Option Plan from 1,800,000 shares to 2,583,455 shares.

Proposal 3-Ratification of the Appointment of
Arthur Andersen LLP as the Company's independent   [ ]        [ ]          [ ]
auditors for the year ending December 31, 1997.

Item 4-In their discretion, the Proxies are
authorized to vote upon such other business as     [ ]        [ ]          [ ]
may properly come before the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE DIRECTORS NAMED IN ITEM 1A AND ITEM 1B AND "FOR" PROPOSALS 2 AND 3.

Signature(s) __________________________    Date _______________________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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                             FOLD AND DETACH HERE